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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  GenVec, Inc.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                    (State of Incorporation or Organization)

                                   23-2705690
                      (I.R.S. Employer Identification No.)

                            65 West Watkins Mill Road
                          Gaithersburg, Maryland 20878
                    (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

             Title of each class to be so registered: Not applicable

  Name of each exchange on which each class is to be registered: Not applicable

             If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

             If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

         Securities Act registration statement file number to which this form relates: 333- 47408

          Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                                (Title of Class)




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Item 1.  Description of Registrant's Securities to be Registered

             For a full description of the Common Stock being registered hereby, reference is made to the information contained in a registration statement on Form S-1 (File No. 333-47408) as initially filed with the Securities and Exchange Commission (the "SEC") on October 5, 2000 and subsequently amended (the "Registration Statement"), and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement.

Item 2.      Exhibits
             3.1         Amended and Restated Certificate of Incorporation of
                         Registrant.  (1)

             3.1(a) Form of Amendment to Amended and Restated Certificate of Incorporation. (1)

             3.2         Amended and Restated Bylaws of the Registrant.  (1)

             4.1         Specimen Common Stock Certificate.  (1)

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
(1) Previously filed together with Registrant's Registration Statement on Form S-1 (File No. 333-47408) or amendments thereto and incorporated herein by reference.





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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 7, 2000

GENVEC, INC.


By:     /s/ Jeffrey W. Church
   ------------------------------------
        Jeffrey W. Church
        Chief Financial Officer, Treasurer, and Secretary



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                                  EXHIBIT INDEX

Exhibit
Number            Exhibit
-------           -------
3.1               Amended and Restated Certificate of Incorporation of
                  Registrant.  (1)

3.1(a)            Form of Amendment to Amended and Restated Certificate of
                  Incorporation. (1)

3.2               Amended and Restated Bylaws of the Registrant.  (1)

4.1               Specimen Common Stock Certificate.  (1)

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
(1) Previously filed together with Registrant's Registration Statement on Form S-1 (File No. 333-47408) or amendments thereto and incorporated herein by reference.